                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 18, 2001


                          NEW GENERATION HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                    0-24623                   13-4056896
  ------------------------         ----------------          -------------------
(STATE OR OTHER JURISDICTION        (COMMISSION                 (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)            IDENTIFICATION NO.)



                          400 WEST BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10012

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 937-5054




         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


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ITEM 4. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINACIAL
DISCLOSURE

         On May 18, 2001, the Company dismissed its certifying accountant, KPMG Fides Peat ("KPMG"). KPMG's report on the financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report for the year ended December 31, 2000 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to dismiss KPMG was approved by the Company's Audit Committee and Board of Directors. During the year ended December 31, 2000 and the subsequent interim period through May 18, 2001, the Company has not had any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company LLP ("Stefanou") as its certifying accountant as of May 18, 2001 for the Company's fiscal year ending December 31, 2001. The Company has not consulted Stefanou previously.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

c)       Exhibits

         16.2     Letter from KPMG Fides Peat to SEC dated May 22, 2001.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 NEW GENERATION HOLDINGS, INC.




Dated: May 31, 2001                              By: /s/ PAUL HOKFELT
                                                     --------------------------
                                                     Name:   Paul Hokfelt
                                                     Title:  President


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